Exhibit 99.1

Edge Petroleum Corporation to Present at the Raymond James Institutional
Investors Conference

          HOUSTON, March 3 /PRNewswire-FirstCall/ -- EDGE PETROLEUM CORPORATION (Nasdaq: EPEX) announced today that it is participating in the Raymond James 26th Annual Institutional Investors Conference to be held at the Hyatt Regency Grand Cypress Hotel in Orlando, Florida.  Michael G. Long, Sr. Vice President and Chief Financial Officer, is scheduled to present the Edge story at 10:25 a.m. Eastern Standard Time (EST) on Wednesday, March 9, 2005.

          The Edge presentation will be webcast live on Wednesday, March 9, 2005, at 10:25 a.m. EST.  In addition, a replay of this webcast will be available on the Company’s website shortly after the presentation is concluded and remain on the website for approximately 30 days.

          To listen to the live or archived webcast of Edge’s presentation at the conference, visit the Company’s website under investor information at http://www.edgepet.com or at http://www.wsw.com/webcast/rjii05/epex/ .

          Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States.  Edge common stock is listed on the NASDAQ National Market under the symbol “EPEX”.

          This press release and the related presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved.  Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation, post-closing adjustments, results of acquisition and the ability of the company to meet its stated business goals.

SOURCE  Edge Petroleum Corporation

          -0-                                        03/03/2005
          /CONTACT:  Michael G. Long, Chief Financial Officer of Edge Petroleum
Corporation, +1-713-654-8960/
          /Web site:  http://www.edgepet.com
                            http://www.wsw.com/webcast/rjii05/epex
                            http://www.raymondjamesecm.com/conferences_events_900_main.asp /
          (EPEX)
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